As filed with the Securities and Exchange Commission on December 27, 2000.

                                                    Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                               OMNICOM GROUP INC.
             (Exact name of registrant as specified in its charter)

            New York                                            13-1514814
 (State or other jurisdiction of                            (I.R.S. Employer
  incorporation or organization)                           Identification No.)

                               437 Madison Avenue
                               New York, NY 10022
                                 (212) 415-3600
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              BARRY J. WAGNER, ESQ.
                          Secretary and General Counsel
                               Omnicom Group Inc.
                               437 Madison Avenue
                            New York, New York l0022
                                 (212) 415-3600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                            MICHAEL D. DITZIAN, ESQ.
                               Davis & Gilbert LLP
                                  1740 Broadway
                            New York, New York 10019
                                 (212) 468-4800

                             -----------------------

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

============================================================================================
Title of each class of       Amount to be     Proposed     Proposed maximum    Amount of
securities to be registered   registered       maximum         aggregate      registration
                                           offering price   offering price        fee
                                            per share(1)
--------------------------------------------------------------------------------------------
Common stock, par value         58,215        $78.50        $4,569,877.50     $1,142.47
$.15 per share
============================================================================================

   (1) Based on the average of the high and low sale prices of the common stock reported on the New York Stock Exchange on December 21, 2000 of $78.50 per share, solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED DECEMBER 27, 2000

                                   PROSPECTUS

                                  Common Stock

                                  58,215 Shares

                               OMNICOM GROUP INC.

                                -----------------

      This is an offering of 58,215 shares of common stock of Omnicom Group Inc., all of which are being offered for the accounts of the selling shareholders. We will not receive any of the proceeds from the sales of shares by the selling shareholders.

      We are registering the shares to permit periodic public secondary trading by the selling shareholders after the date of this prospectus. We have agreed to bear all expenses (other than underwriting discounts and commissions, fees and expenses of counsel and other advisors to the selling shareholders, and transfer taxes) in connection with the registration and sale of the shares covered by this prospectus. However, we have not agreed to provide, or incur any expenses in connection with, accountants' "cold comfort" letters, opinions of counsel, or underwriting agreements, as would be customary in an underwritten offering.

      The shares being registered may be offered on the New York Stock Exchange, in privately negotiated transactions or in the over-the-counter market, or in a combination of those methods, at market prices prevailing at the time of sale, at prices relating to the prevailing market price, or at negotiated prices. The selling shareholders may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended. If any broker-dealers purchase any shares as principals, any profits received by them on the resale of such shares may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the selling shareholders may be deemed to be underwriting commissions.

      Our common stock currently trades on the New York Stock Exchange under the symbol OMC. On December 21, 2000, the last reported sale price for our common stock, as reported by the New York Stock Exchange, was $78.50 per share.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  ------------

                       Prospectus dated December 27, 2000.

                                TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION..........................................3
FORWARD-LOOKING INFORMATION..................................................4
THE COMPANY..................................................................5
USE OF PROCEEDS..............................................................5
DESCRIPTION OF CAPITAL STOCK.................................................5
REGISTRATION RIGHTS OF THE SELLING SHAREHOLDERS..............................6
SELLING SHAREHOLDERS.........................................................7
PLAN OF DISTRIBUTION.........................................................8
EXPERTS......................................................................9
LEGAL MATTERS................................................................9

No person is authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus in connection with the offering contemplated hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any selling shareholder. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the company since the date of this prospectus or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement that includes this prospectus. While this prospectus covers this offering, it does not contain all of the information contained in the registration statement. You can request a copy of the registration statement and the exhibits from us to get a more complete description of our company and this offering. We have provided our address and telephone number below if you wish to obtain free copies of the registration statement and exhibits.

      We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. The addresses of these locations are Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, respectively. You can also request copies of these documents, upon payment of a duplicating fee, by writing the Public Reference Section of the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available from the Commission's website at http://www.sec.gov.

      The Securities and Exchange Commission allows us to "incorporate by reference" into this prospectus (and the related registration statement) the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus as a legal matter. Information that we file later with the Commission will automatically update this information in this prospectus. In all cases you should rely on the later information over different information included in this prospectus or any prospectus supplement.

      We incorporate by reference the following documents filed by us with the Securities and Exchange Commission:

      o     Our Annual Report on Form 10-K for the year ended December 31, 1999;

      o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

      o     All other reports and other documents filed by us pursuant to
            Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1999;

      o The Registration Statement filed under Section 12 of the Exchange Act describing our common stock and any amendment or reports filed for the purposes of updating that description; and

      o All documents and reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the filing of a post-effective amendment that indicates that all securities that may be offered hereby have been sold or that deregisters all securities then remaining unsold.

      At your request, we will provide to you, without charge, a copy of any information incorporated by reference in this prospectus. If you want more information, write or call us at:

                              Barry J. Wagner, Esq.
                              Secretary and General Counsel
                              Omnicom Group Inc.
                              437 Madison Avenue
                              New York 10022;
                              Telephone Number (212) 415-3600.

      You should rely only on the information provided in this prospectus, and the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

                           FORWARD-LOOKING INFORMATION

      Some of the statements under "The Company" and elsewhere in this prospectus and the documents incorporated by reference constitute forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or "continue" or the negative of those terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Moreover, we do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. We have no duty to update any of the forward-looking statements after the date of this prospectus to conform them to actual results.

                                   THE COMPANY

      We are one of the world's leading communications services companies. Through our wholly and partially-owned companies, we operate advertising agencies that plan, create, produce and place advertising in various media such as television, radio, newspaper, magazines, outdoor and the internet. We also offer our clients additional services such as public relations, specialty advertising, direct response and promotional marketing, strategic media planning and buying, and internet and digital media development. We offer these services to clients worldwide on a local, national, pan-regional and global basis. Our operations cover the major regions of North America, the United Kingdom, Germany, France, the remainder of Continental Europe, Latin America, the Far East, Australia, the Middle East and Africa.

      The address of our principal executive offices is Omnicom Group Inc., 437 Madison Avenue, New York, New York 10022. Our telephone number is
(212) 415-3600.

                                 USE OF PROCEEDS

      We will not receive any of the proceeds from sales of our stock by the selling shareholders.

                          DESCRIPTION OF CAPITAL STOCK

      The following briefly summarizes the material terms of our capital stock. You should read our certificate of incorporation for more detailed information that may be important to you.

      We are authorized to issue 1,000,000,000 shares of common stock, par value $0.15 per share, of which 177,077,875 million shares were outstanding on November 30, 2000, and 7,500,000 shares of preferred stock at $1.00 per share, none of which is outstanding.

      Each share of common stock entitles the holder to one vote for the election of directors and for all other matters to be voted on by our common shareholders. Holders of common stock may not cumulate their votes in the election of directors. All shares of common stock have equal rights and are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor, but only after payment of dividends required to be paid on any outstanding shares of preferred stock. All shares of common stock share ratably upon liquidation in the assets available for distribution to shareholders after payments to creditors and provision for the preference of any preferred stock. We are not aware of any restrictions on our present or future ability to pay dividends. However, in connection with certain borrowing facilities, we are subject to certain restrictions on the ratio of net cash flow to consolidated indebtedness, the ratio of total consolidated indebtedness to total consolidated capitalization and on our ability to make investments in and loans to affiliates and unconsolidated subsidiaries. The shares of common stock are not subject to call or assessment, have no preemptive or other subscription rights or conversion rights and cannot be redeemed. Our shareholders elect a classified board of directors and can remove a director only by an affirmative two-thirds vote of all outstanding voting shares. A two-thirds vote of all outstanding voting shares is also required to amend the by-laws or certain provisions of our certificate of incorporation and to change the number of directors comprising the full board. The board of directors has power to amend the by-laws or change the number of directors comprising the full board.

      We may issue preferred stock in series having whatever rights and preferences the board of directors may determine without the approval of our shareholders. One or more series of preferred stock may be made convertible into common stock at rates determined by the board of directors, and preferred stock may be given priority over common stock in payment of dividends, rights on liquidation, voting and other rights.

      As of November 30, 2000, we have outstanding (i) $215,219,000 of 4 1/4% Convertible Subordinated Debentures with a scheduled maturity in 2007 that are convertible into common stock at a conversion price of $31.50 per share, subject to adjustment in certain events and (ii) $229,968,000 of 2 1/4% Convertible Subordinated Debentures with a scheduled maturity in 2013, which are convertible into common stock at a conversion price of $49.83 per share, subject to adjustment in certain events.

      ChaseMellon Shareholder Services, L.L.C., 450 West 33rd Street, New York, New York 10001, is the transfer agent and the registrar of the common stock.

      We mail annual reports containing audited financial statements to our shareholders.

                 REGISTRATION RIGHTS OF THE SELLING SHAREHOLDERS

      We are registering our shares herein pursuant to a Registration Rights Agreement dated as of November 10, 2000 by and among Omnicom Group Inc. and each of the selling shareholders. In the Registration Rights Agreement we agreed that we would use commercially reasonable efforts to file the registration statement and keep it effective until the earlier of the sale pursuant to the registration statement of all of our shares registered thereunder, or November 10, 2001. In addition, the registration rights created by the Registration Rights Agreement terminate as to any selling shareholder at such time as all of the registrable securities then held by the selling shareholder can be sold by the selling shareholder in a single three-month period in accordance with Rule 144 under the Securities Act of 1933, as amended, or any successor provision. The Registration Rights Agreement provides that we may require suspension of the use of this prospectus if we in our judgment determine that there has occurred an event (a "Material Event") that causes the registration statement or this prospectus to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The suspension will last until the selling shareholders receive copies of a supplemented or amended prospectus prepared by us, notice from us that we have made filings with the Securities and Exchange Commission that are incorporated by reference in the Registration Statement and disclose the Material Event, notice from us that the Material Event no longer constitutes a Material Event, or notice from us that the Material Event has been publicly disclosed.

      We have agreed to bear all expenses (other than underwriting discounts and selling commissions and fees and expenses of counsel and other advisors to holders of shares) in connection with the registration and sale of the shares covered by this prospectus. However, we have not agreed to provide, or incur any expenses in connection with, accountants' "cold comfort" letters, opinions of counsel, or to enter into underwriting agreements, as would be customary in an underwritten offering. We have also agreed to provide to each selling shareholder copies of this prospectus (and the related registration statement), notify each selling shareholder when the registration statement has become effective and take certain other actions to permit public resales of our shares. We and the selling shareholders have also agreed to indemnify each other against certain liabilities arising under the Securities Act of 1933.

                              SELLING SHAREHOLDERS

      The selling shareholders are: J. Robert Lieber, Paul Levett, Harry J. Koenig, Carmyn Farese and Loreen Babcock. The selling shareholders obtained our shares pursuant to an Agreement and Plan of Merger dated November 10, 2000 by and among Omnicom Group Inc., Lieber Acquisition Inc., a New York corporation, Lieber, Levett, Koenig, Farese, Babcock, Inc., a New York corporation ("LLKFB"),
J. Robert Lieber, Paul Levett, Harry J. Koenig, Carmyn Farese and Loreen Babcock. None of the selling shareholders has had any position, office or other material relationship with us within the past three years other than as a result of the ownership of our shares or other securities, except that each of the selling shareholders was a principal shareholder and executive officer of LLKFB before November 10, 2000 when LLKFB became one of our wholly owned subsidiaries. LLKFB has since changed its name to Lieber Levett Koenig Farese Babcock Inc. Mr. Lieber serves as director and Chief Executive Officer of LLKFB. Ms. Babcock and Mr. Koenig are the President and Chief Operating Officer of LLKFB, respectively. Mr. Farese is the Executive Vice President and Executive Creative Director of LLKFB. The information included below is based on information provided by the selling shareholders.

      The following table has been prepared on the assumption that all shares of common stock offered hereby will be sold. The table sets forth:

      o     The number of shares held by each selling shareholder,
      o The number of shares that may be offered for sale under this prospectus, and
      o The number of shares that will be owned by each selling shareholder after the sale of all of the shares offered by this prospectus.

                                                               Shares Owned
Name                        Shares Owned    Shares Offered    After Offering
----                        ------------    --------------    --------------
J. Robert Lieber               12,135           12,135              0
Paul Levett                    12,135           12,135              0
Harry J. Koenig                12,135           12,135              0
Carmyn Farese                  12,135           12,135              0
Loreen Black                    9,675            9,675              0

                              PLAN OF DISTRIBUTION

      We are registering our shares to permit periodic public secondary trading by the holders of those shares after the date of this prospectus.

      The selling shareholders may sell or distribute some or all of their shares of our common stock periodically through dealers or brokers or other agents or directly to one or more purchasers in transactions (which may involve crosses and block transactions) on the New York Stock Exchange, in privately negotiated transactions (including sales pursuant to pledges) or in the over-the-counter market, or in a combination of those methods. The selling shareholders may effect transactions at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, that may be changed. Brokers, dealers or agents participating in the transactions as agents may receive compensation in the form of discounts, concessions or commissions from the selling shareholders (and, if they act as agent for the purchaser of such shares, from the purchaser). The discounts, concessions or commissions as to a particular broker, dealer or agent might be in excess of those customary in the type of transaction involved. This prospectus may also be used, with our consent, by donees of the selling shareholders, or by other persons who are acquiring our shares and wish to offer and sell the shares under circumstances requiring its use.

      To comply with the securities laws of certain states, if applicable, the shares will be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states our shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and, if so, any commissions received by the broker-dealers or agents and any profits realized by the selling shareholders on the resale of the shares owned by them may be deemed to be underwriting commissions or discounts.

      In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144, Rule 144A or any other available exemption from registration under the Securities Act may be sold under Rule 144, Rule 144A or another available exemption rather than pursuant to this prospectus. We cannot assure you that any selling shareholder will sell any or all of the shares described in this prospectus, and any selling shareholder may transfer, devise or give the securities by other means not described herein.

      We have advised each of the selling shareholders that if his or her shares are distributed, the selling shareholder and any broker, agent or dealer who participates in the distribution may be subject to applicable provisions of the Securities Exchange Act of 1934 and the related rules and regulations, including Regulation M.

                                     EXPERTS

      The consolidated financial statements and schedules incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving these reports.

                                  LEGAL MATTERS

      The validity of the shares of common stock offered by this prospectus will be passed upon by Davis & Gilbert LLP, 1740 Broadway, New York, New York 10019. As of December 1, 2000, members of Davis & Gilbert LLP participating in the determination of the legality of our shares own an aggregate of 10,100 shares of our common stock.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      Expenses payable in connection with the distribution of the securities being registered (estimated except for the registration fee), all of which will be borne by us, are as follows:

         SEC Registration Fee...........      $1,142.47
         Legal Fees and Expenses........      $7,500.00*
         Miscellaneous Expenses.........      $1,250.00
         TOTAL .........................      $9,892.47

         *  Estimated

Item l5. Indemnification of Directors and Officers.

      Our certificate of incorporation contains a provision limiting the liability of directors (except for approving statutorily prohibited dividends, share repurchases or redemptions, distributions of assets on dissolution or loans to directors) to acts or omissions determined by a judgement or other final adjudication to have been in bad faith, involving intentional misconduct or a knowing violation of the law, or resulting in personal gain to which the director was not legally entitled. Our by-laws provide that an officer or director will be indemnified against any costs or liabilities, including attorney's fees and amounts paid in settlement with our consent in connection with any claim, action or proceeding to the fullest extent permitted by the New York Business Corporation Law.

      Section 722(a) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director, made, or threatened to be made, a party to an action other than one by or in the right of the corporation, including an action by or in the right of any other corporation or other enterprise, that any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action, or any appeal therein, if such director or officer acted in good faith for a purpose he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and in criminal actions in addition had no reasonable cause to believe that his conduct was unlawful.

      Section 722(c) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was an officer or director of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to
Section 722(c) in respect of (1) a threatened action, or a pending action that is settled or otherwise disposed of, or (2) any claim, issue or matter for which the person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application, that the person is fairly and reasonably entitled to indemnity for that portion of the settlement and expenses as the court deems proper.

      Section 723 of the New York Business Corporation Law provides that an officer or director who has been successful on the merits or otherwise in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in the section. Section 724 of the New York Business Corporation Law permits a court to award the indemnification required by Section 722.

      We have entered into agreements with our directors to indemnify them for liabilities or costs arising out of any alleged or actual breach of duty, neglect, errors or omissions while serving as a director. We also maintain and pay premiums for directors' and officers' liability insurance policies.


Item 16. Exhibits and Financial Statement Schedules.

      Exhibit
      Number             Description of Exhibit
      -------            ----------------------

      5.1                Opinion of Davis & Gilbert LLP, filed herewith

      23.1               Consent of Arthur Andersen LLP, filed herewith

      23.2 Consent of Davis & Gilbert LLP (included in the opinion filed as Exhibit No. 5.1)

      24.1               Power of Attorney (included on Signature Page)

Item 17. Undertakings.

      We undertake:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

      However, paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

      We further undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling us, pursuant to the provisions described under Item 15 above or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York on December 27, 2000.

                                                OMNICOM GROUP INC.,
                                                  as Registrant


                                                By:  /s/ John Wren
                                                     --------------
                                                         John Wren
                                                         Chief Executive Officer

                            ------------------------

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John D. Wren and Barry J. Wagner, Esq., and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.


             /s/ John Wren             President, Chief
             -------------           Executive Officer and     December 27, 2000
                 John Wren             Director (Principal
                                       Executive Officer)


      /s/ Randall J. Weisenburger      Executive Vice
      ---------------------------       President and          December 27, 2000
          Randall J. Weisenburger      Chief Financial
                                      Officer(Principal
                                      Financial Officer)


       /s/ Philip J. Angelastro          Controller
       ------------------------          (Principal
           Philip J. Angelastro       Accounting Officer)      December 27, 2000


        /s/ Richard I. Beattie            Director             December 27, 2000
        ----------------------
            Richard I. Beattie


                                          Director             December 27, 2000
        ----------------------
            Bernard Brochand


        /s/Robert J. Callander            Director             December 27, 2000
        ----------------------
           Robert J. Callander


          /s/ James A. Cannon             Director             December 27, 2000
          -------------------
              James A. Cannon

                                          Director             December 27, 2000
         -------------------------
            Leonard S. Coleman Jr.


          /s/ Bruce Crawford              Director             December 27, 2000
          ------------------
              Bruce Crawford


         /s/ Susan S. Denison             Director             December 27, 2000
         --------------------
             Susan S. Denison


                                          Director             December 27, 2000
         ---------------------
             Peter Foy


         /s/ Michael Greenlees            Director             December 27, 2000
         ---------------------
             Michael Greenlees


        /s/ Thomas L. Harrison            Director             December 27, 2000
        ----------------------
            Thomas L. Harrison


          /s/ John R. Murphy              Director             December 27, 2000
        --------------------
              John R. Murphy


                                          Director             December 27, 2000
        ----------------------
            John R. Purcell


         /s/ Keith L. Reinhard            Director             December 27, 2000
         ---------------------
             Keith L. Reinhard

                                          Director       December 27, 2000
         ---------------------
            Linda Johnson Rice


         /s/ Allen Rosenshine             Director       December 27, 2000
         --------------------
             Allen Rosenshine


          /s/ Gary L. Roubos              Director       December 27, 2000
          ------------------
              Gary L. Roubos